Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of First Litchfield Financial Corporation and Subsidiary of our report dated April 14, 2009 relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K/A Amendment No. 1 of First Litchfield Financial Corporation and Subsidiary for the year ended December 31, 2008. We also consent to the reference of our firm under the caption "Experts" in such registration.


                                              /s/ McGladrey & Pullen, LLP
                                              ---------------------------
                                                  McGladrey & Pullen, LLP

New Haven, Connecticut
July 10, 2009